                                                                    EXHIBIT 10.2

                                ESCROW AGREEMENT

               THIS ESCROW AGREEMENT, made and entered into as of this 5th day of August, 1999 (the "Agreement"), by and among JAMES C. MASON (the "Global Representative"), as the representative of the former stockholders (the "Global Stockholders") of GLOBAL NETWORK, INC., a New York corporation ("Global"), CHARLES R. POWELL (the "Company Representative"), as the representative of certain of the former controlling stockholders (the "Company Stockholders") of BARGAIN BROKERS, INC., a Nevada corporation (the "Company"), and Sidney D. Bluming, P.C., as escrow agent (the "Escrow Agent").

                              W I T N E S S E T H:

               WHEREAS, the Company, Global and the Global Stockholders have entered into that certain Agreement and Plan of Reorganization, dated as of August 5, 1999 (the "Reorganization Agreement") attached hereto as Exhibit A, pursuant to which the Global Stockholders are exchanging the shares (the "Global Shares") of the common stock of Global owned by them for shares of common stock (the "Company Shares") of the Company on the terms and subject to the conditions set forth in the Reorganization Agreement; and

               WHEREAS, in order to provide for certain additional Company Shares to be issued to the Global Stockholders pursuant to the Reorganization Agreement (the "Escrowed Shares"), the Company, Global and the Global Stockholders have agreed that the Escrowed Shares specified in Section 3.1 of this Agreement shall be delivered to the Escrow Agent to be deposited in the Escrow Fund, as hereinafter defined, pending the completion of the conditions contemplated under Section IV of this Agreement; and

               WHEREAS, the Company, Global, the Global Stockholders and the Escrow Agent desire to set forth the terms, conditions and provisions pursuant to which the Escrow Fund will be held by the Escrow Agent and (i) disbursed to the Global Stockholders and/or (ii) returned to the Company for cancellation.

               NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

SECTION I             DEFINITIONS

               Except as otherwise provided herein, all capitalized terms contained herein shall have the same meanings as provided in the Reorganization Agreement, provided, however, that for purposes hereof, the term "Escrow Fund" shall mean the Escrowed Shares deposited with the Escrow Agent on the date this Agreement is executed as provided in the Reorganization Agreement, together with all dividends thereon, if any, less releases (including returns to the Company) from time to time made therefrom.

SECTION II     TERM OF THE AGREEMENT

               The term (the "Term") of this Agreement shall commence on the date hereof and shall continue in effect for three years thereafter, unless earlier terminated because all of the Escrowed Shares deposited pursuant to
Section 3.1 below have been released.

SECTION III    ESTABLISHMENT OF THE ESCROW FUND

               Section 3.1 Delivery of Escrow Fund. The Escrow Fund shall initially consist of 21,732,934 shares of the Company's Common Stock (the "Escrowed Shares"), which shall be comprised of 12,000,000 Earnout Shares and 9,732,934 Penalty Shares. Certificates representing the Escrowed Shares are to be issued at the Closing pro rata in the names of the Global Stockholders and shall be delivered, together with stock powers duly endorsed in blank, by the Global Representative to the Escrow Agent upon the signing of this Agreement.

               Section 3.2 Receipt of Escrow Fund. The Escrow Agent agrees, after receipt of the Escrowed Shares as provided in Section 3.1 above, to hold and dispose of the Escrow Fund in accordance with the terms, conditions and provisions of this Agreement.

               Section 3.3 Voting and Dividends. During the Term, the Global Stockholders shall have the right to vote the Escrowed Shares, other than Escrowed Shares returned to the Company for cancellation in accordance with
Section IV below, registered in their respective names. Dividends, if any, paid on the Escrowed Shares during the Term will be added to the Escrow Fund and will be released from the Escrow Fund at the same time, and in the same manner, as the respective Escrowed Shares on which such dividends were paid.

SECTION IV     DISPOSITION OF ESCROW FUND DURING TERM OF AGREEMENT

               Section 4.1 Direction Letter. Should an event occur that requires the release of Escrowed Shares from the Escrow Fund pursuant to Sections 4.2 and
4.3 below, the Global Representative and the Company Representative shall send to the Escrow Agent a direction letter, in the form set forth in Exhibits C and D, as applicable; provided, however, that a notice to return all of the Escrowed Shares to the Company for cancellation need only be signed by the Global Representative. The Escrow Agent shall release the Escrowed Shares as so instructed pursuant to such direction letter or notice, without further notice or consent by the other parties hereto. Notwithstanding any provisions of Sections 4.2 and 4.3 below, the Escrow Agent is only obligated to release the Escrowed Shares in accordance with a direction letter issued pursuant to this
Section 4.1 or pursuant to an award in arbitration as set forth in Section 6.2 below.

               Section 4.2 Earnout Shares.

                      (a) Some or all of the Earnout Shares shall be released (pro rata in accordance with the percentages set forth opposite each Global Stockholder's name on Exhibit B hereto if not all Escrowed Shares are to be released) to the Global Stockholders in the following circumstances:

                           (i) All of the Earnout Shares are to be released to
the Global Stockholders upon the Company having during any four consecutive quarters during the Term aggregate net income before taxes of not less than $1,000,000, as determined by generally accepted accounting principles and as reported to the public in accordance with applicable periodic reporting rules under the Securities Exchange Act of 1934.

                           (ii) If all or any percentage of the Penalty Shares
are released to the Global Stockholders under Section 4.3 of this Agreement, all or the same percentage of the Earnout Shares shall simultaneously be released to the Global Stockholders.

                      (b) Any Earnout Shares not released to the Global Stockholders, or for which a notice has not been sent to the Escrow Agent requesting release to the Global Stockholders as provided above in this Section and in Section 4.1, as of the end of the Term shall be returned by the Escrow Agent to the Company for cancellation.

               Section 4.3 Penalty Shares.

                      (a) Some or all of the Penalty Shares shall be released (pro rata in accordance with the percentages set forth opposite each Global Stockholder's name on Exhibit B hereto if not all Escrowed Shares are to be released) to the Global Stockholders in the following circumstances:

                           (i) 25% of the Penalty Shares (2,433,233 Penalty
Shares) are to be released to the Global Stockholders if Warrants having an aggregate exercise price of at least $200,000 are not exercised, and the aggregate exercise price thereof is not delivered to the Company, on or before 30 days following the Closing; an additional 37 1/2% of the Penalty Shares (3,649,850 Penalty Shares) are to be released to the Global

Stockholders if Warrants having an aggregate exercise price of at least an additional $300,000 are not exercised, and the aggregate exercise price thereof is not delivered to the Company, on or before 60 days following the Closing; and the remaining 37 1/2% of the Penalty Shares (3,649,851 Penalty Shares) are to be released to the Global Stockholders if Warrants having an aggregate exercise price of at least an additional $300,000 are not exercised, and the aggregate exercise price thereof is not delivered to the Company, on or before 90 days following the Closing.

                           (ii) All of the Penalty Shares are to be released to
the Global Stockholders if a claim is asserted against the Company by stockholders who purchased their securities from the Company pursuant to the private offering of 100,000 shares for an aggregate purchase price of $200,000 described in Section 6.2(a) of the Reorganization Agreement and such claim is related to (x) any action taken by or on behalf of the Company prior to the Closing or (y) any action taken after the Closing by any person, other than an officer or director of the Company, without written authorization by the Company, in each case unless satisfactory indemnity reasonably acceptable to the Global Stockholders is provided within 30 days after the Global Representative notifies the Company Representative of such claim.

                      (b) Any Penalty Shares not released to the Global Stockholders, or for which a notice has not been sent to the Escrow Agent requesting release to the Global Stockholders as provided above in this Section and in Section 4.1, prior to the end of the Term shall be returned by the Escrow Agent to the Company for cancellation.

               Section 4.4 Notice to the Escrow Agent. Notice to the Escrow Agent shall be (i) joint written instructions of the Global Representative and the Company Representative, directing the release of a number of the Escrowed Shares from the Escrow Fund, in the form of Exhibits C and D attached hereto,
(ii) with respect to the return all of the Escrowed Shares to the Company for cancellation, a notice signed by the Global Representative in the form of Exhibit D attached hereto, or (iii) an award in arbitration, pursuant to Section
6.2 below, directing the release of Escrowed Shares from the Escrow Fund.

SECTION V      THE ESCROW AGENT

               Section 5.1 Responsibility and Liability of the Escrow Agent.

                      (a) As escrow agent hereunder, the Escrow Agent shall have no duties or responsibilities, including, without limitation, any duty or responsibility to determine whether any release is proper under any provision hereof, except those duties and responsibilities expressly set forth herein. Without limitation, the Escrow Agent shall have no obligation hereunder except as to Escrowed Shares actually received by it. It is understood and agreed that the duties of the Escrow Agent hereunder are purely ministerial in nature and that it shall not be liable for any error of judgment, fact or law, or any act done or omitted to be done, except for its own gross negligence or willful misconduct. The determination of the Escrow Agent as to whether an event or condition has occurred, been met or satisfied, or as to whether a provision of the Reorganization Agreement or this Agreement has been complied with, or as to whether sufficient evidence of the event, condition or compliance with the provision has been furnished to the Escrow Agent, shall not subject such Escrow Agent to any claim, liability or obligation whatsoever, even if it shall be found that such determination was improper or incorrect, provided only that such Escrow Agent shall not have been guilty of gross negligence or willful misconduct in making such determination. The Escrow Agent may execute any papers hereunder and perform any duties hereunder through employees, or attorneys, or agents or servants.

                      (b) The Escrow Agent shall not be responsible for the genuineness or validity of any document or item deposited with it or any notice or instruction given to it hereunder, and the Escrow Agent shall be fully protected in acting in accordance with any written instruction or instrument given to it hereunder, and believed by it to have been signed by the proper person or persons. The Escrow Agent may assume that any person purporting to give any notice or instruction in accordance with the provisions of this Agreement has been duly authorized to do so and may assume the authenticity of any signature it receives.

                      (c) If at any time the Escrow Agent shall receive conflicting notices, claims, demands or instructions with respect to the Escrow Fund or any part thereof or if for any other reason it shall in good faith be unable to determine the party or parties entitled to receive the Escrow Fund or any part thereof, or shall otherwise be uncertain as to its duties or rights hereunder, the Escrow Agent may refuse to make any release and retain the Escrow Fund or part thereof in its possession until either receiving written instructions from both the Global Representative and the Company Representative or as directed pursuant to an order as set forth in Section 6 below whereupon the Escrow Agent shall make disposition of the disputed Escrowed Shares or take action in accordance with such written instructions or such order.

                      (d) The Global Stockholders [and the Company
Representative] shall jointly and severally indemnify and hold harmless the Escrow Agent from and against any claim, demand, deficiency, tax, loss or liability and related costs or expenses in connection therewith, including, without limitation, reasonable attorneys' fees and costs of investigation, and any costs or expenses incurred in connection with any arbitration or judicial proceedings, incurred for any reason other than the gross negligence or willful misconduct of such Escrow Agent and arising out of or in connection with such Escrow Agent's acceptance of, the exercise of its rights under, or the performance of its duties and obligations under this Agreement. The terms of this Section shall survive the termination of this Agreement and shall apply with respect to claims arising out of or in connection with the Escrow Agent's duties while acting as Escrow Agent and the resignation of the Escrow Agent.

                      (e) If the Global Representative and the Company Representative shall be in disagreement about the interpretation of this Agreement, or about the rights and obligations, or the propriety, of any action contemplated by Escrow Agent hereunder, Escrow Agent may, in its sole discretion, submit such disagreement to arbitration to resolve such disagreement, as set forth in Section 6.2 below. Escrow Agent shall be indemnified by the Global Stockholders for all costs, including reasonable attorneys' fees, in connection with the foregoing submission and shall be fully protected in suspending all or part of its activities under this Agreement until a final judgment in the arbitration action is received.

               Section 5.2 Compensation of the Escrow Agent. The Escrow Agent shall receive fees for its services hereunder as set forth on Schedule A hereto for which the Global Stockholders shall be jointly and severally liable. The Escrow Agent shall have a first lien on the Escrow Fund with respect to the indemnity afforded it hereunder.

               Section 5.3 Completion of the Escrow Agent's Duties. The Escrow Agent shall, upon release of the Escrow Fund, be released and discharged from any liability or obligation with respect thereto.

               Section 5.4 Removal or Resignation of Escrow Agent: Successor Escrow Agent.

                      (a) The Global Representative and the Company Representative, in their sole discretion, may remove the Escrow Agent, and appoint a successor escrow agent, upon ten (10) days written notice to the Escrow Agent.

                      (b) The Escrow Agent, in its sole discretion, may resign as Escrow Agent upon ten (10) business days' notice to the Global Representative and the Company Representative.

                      (c) If the Escrow Agent is removed or resigns, its only duty shall be to hold and dispose of the Escrow Fund in accordance with the provisions of this Agreement until a successor escrow agent shall be appointed and written notice of the name and address of such successor escrow agent shall be given to the Escrow Agent by the Global Representative and the Company Representative, whereupon the Escrow Agent's only duty shall be to pay over to the successor escrow agent the Escrow Fund, less any portion thereof previously released in accordance with this Agreement.

                      (d) If the Escrow Agent delivers a notice of its intention to resign and the Global Representative and the Company Representative are unable to agree upon a successor escrow agent, a successor escrow agent shall be determined by arbitration in accordance with the provisions of Section 6.2 of this Agreement. The Escrow Agent shall remain the Escrow Agent hereunder until it receives notice of the appointment of a successor escrow agent as a result of such arbitration. It is understood and agreed that under no circumstances shall the Escrow Agent be required to take any action with respect to the designation or appointment of a successor escrow agent (including, without limitation, taking any action to initiate arbitration proceedings for the appointment of such successor escrow agent).

                      (e) Any such successor escrow agent shall be required to become a party to this Agreement, and shall thereupon be deemed to be the Escrow Agent for all purposes hereunder.

SECTION VI     MISCELLANEOUS

               Section 6.1 Notices. All notices, requests, consents, and other communications given or served hereunder shall be in writing and shall be duly sent, given or made by hand, by telecopy, by post office express mail, or by overnight delivery service (such as Federal Express and its competitors), and in each case addressed.

                      in the case of the Global Representative, to him at:

                             c/o Global Network Incorporated
                             575 Madison Avenue, 10th Floor
                             New York, New York 10022

                      with a copy to:

                             Coleman, Rhine & Goodwin LLP
                             750 Lexington Avenue, 26th Floor
                             New York, New York 10022
                             Attention: Bruce S. Coleman, Esq.

                      in the case of Company Representative, to him at:

                             Charles R. Powell
                             5900 Mira Costa
                             Las Vegas, NV  89108

                      If to Escrow Agent:

                             Sidney D. Bluming, P.C.
                             315 West 57th Street
                             Suite 501
                             New York, NY 10019

or to such other persons or to such other address as a party hereto may from time to time specify to the others by notice given in accordance with this Section. All such notices, requests, consents and other communications, if mailed, shall be deemed given five (5) days after the mailing thereof, and if otherwise sent, given or made, upon receipt thereof.

               Section 6.2 Arbitration. The parties hereto agree that any dispute or controversies arising under this Agreement shall be settled by final and binding arbitration conducted in New York City in accordance with and subject to the Commercial Arbitration Rules of the American Arbitration Association in effect at such time by a panel of three (3) arbitrators selected in accordance with those Rules. Judgment upon the award rendered in any such arbitration may be entered in any court of competent jurisdiction, or application may be made to such court for a judicial acceptance of the award and an enforcement, as the law of such jurisdiction may require or allow.

               Section 6.3 Effect of Headings. The headings of sections of this Agreement are to facilitate reference only, do not form a part of this Agreement, and shall not in any way affect or be considered in the interpretation hereof.

               Section 6.4 Governing Law. This Agreement has been negotiated and is to be performed in the State of New York and shall be governed by and construed in accordance with the laws applicable to agreements made and to be performed solely in the State of New York.

               Section 6.5 Entire Agreement. This Agreement and the Reorganization Agreement contain the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or discharged, and no provision hereof may be modified or waived, except by an instrument in writing signed by all of the parties hereto. No waiver of any provision hereof by any party shall be deemed a continuing waiver of any matter by such party.

               Section 6.6 Severability. In the event any one or more of the provisions of this Agreement shall for any reason be held to be invalid, illegal or unenforceable, the remaining provisions of the Agreement shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable provision, which being valid, legal and enforceable, comes closest to the intention of the parties underlying the invalid, illegal or unenforceable provision.

               Section 6.7 Waiver. No waiver or modification of any of the terms of this Agreement shall be valid unless in writing and designated as such. No waiver of a breach of any provision hereof or a default hereunder shall be deemed a waiver of such provision or of any subsequent breach or default of any kind.

               Section 6.8 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto, and their respective successors and assigns.

               Section 6.9 Execution. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but such counterparts together shall constitute one and the same instrument.

               Section 6.10. Waiver of Conflicts. The Global Representative and the Company Representative have been advised of the Escrow Agent's representation of Global and the Global Stockholders and they expressly (i) waive any conflicts that may be created thereby and (ii) consent to the Escrow Agent's continued representation of Global and the Global Stockholders (and, following the transactions contemplated by the Reorganization Agreement, the Company) in any matter, including those relating to the subject matter of this Escrow Agreement and to the transactions contemplated by the Reorganization Agreement.

               IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

                                                   JAMES C. MASON

                                                   /s/ James C. Mason
                                                   -----------------------------

                                                   CHARLES R. POWELL

                                                   /s/ Charles R. Powell
                                                   -----------------------------

                                                   SIDNEY D. BLUMING, P.C.

                                                   By:/s/ Sidney D. Bluming
                                                      --------------------------
                                                      Sidney D. Bluming

                                           EXHIBIT A

                                   REORGANIZATION AGREEMENT

[See Exhibit 10.1 to Global Network, Inc. Form 10-SB]

                                    EXHIBIT B

               GLOBAL STOCKHOLDERS' PERCENTAGE OWNERSHIP INTEREST

Name of Global Stockholder                      Percentage Ownership Interest
--------------------------                      -----------------------------
James C. Mason                                             24.5
John F. Grant                                              24.5
Arnold R. Behrman                                          18.5
James C. Mason                                             20.0
Donald Radcliffe                                            7.5
Dennis Stillwell                                            5.0

                                    EXHIBIT C

                         FORM OF NOTICE TO ESCROW AGENT


                                                   _____________________,_____

Sidney D. Bluming, P.C.
315 West 57th Street, Suite 501
New York, NY 10019

               Re:    Release under the Escrow Agreement

Dear Mr. Bluming:

               We hereby respectfully request that you release to the former stockholders (the "Global Stockholders") of Global Networks, Inc. set forth on Annex 1 to this notice, in the denominations set forth opposite each such name on Annex 1, an aggregate of ________ shares of [Bargain Brokers, Inc.] (the "Company") Common Stock, comprised of [_____ Earnout Shares and _____ Penalty Shares], which you are holding pursuant to that certain Escrow Agreement (the "Escrow Agreement"), dated as of August ____, 1999, by and among James C. Mason (the "Global Representative"), as the representative of the Global Stockholders, Charles R. Powell (the "Company Representative"), as the representative of certain of the former controlling stockholders (the "Company Stockholders") of the Company, and [insert], as escrow agent (the "Escrow Agent"). An event has occurred which, pursuant to the Escrow Agreement, has given rise to the release of these shares to the Global Stockholders.

               Thank you for your cooperation in this matter.

                                           Very truly yours,

                                           JAMES C. MASON

                                           -------------------------------------


                                           CHARLES R. POWELL

                                           -------------------------------------

                                     ANNEX 1

Name of Global Stockholder                      Number of Shares

                                    EXHIBIT D

                         FORM OF NOTICE TO ESCROW AGENT

                                                   _____________________,_____


Sidney D. Bluming, P.C.
315 West 57th Street, Suite 501
New York, NY 10019

               Re:    Release under the Escrow Agreement

Dear Mr. Bluming:

               We hereby respectfully request that you return to Bargain Brokers, Inc. (the "Company") the remaining shares of Common Stock of the Company which you are holding pursuant to that certain Escrow Agreement (the "Escrow Agreement"), dated as of August ____, 1999, by and among James C. Mason (the "Global Representative"), as the representative of the former stockholders (the "Global Stockholders") of GLOBAL NETWORKS, INC., a New York corporation ("Global"), Charles R. Powell (the "Company Representative"), as the representative of certain of the former controlling stockholders (the "Company Stockholders") of the Company, and [insert], as escrow agent (the "Escrow Agent"). The term of the Escrow Agreement has expired. The remaining shares should be returned to the Company for cancellation at the address set forth in the Escrow Agreement.

               Thank you for your cooperation in this matter.

                                              Very truly yours,

                                              JAMES C. MASON

                                              ----------------------------------


                                              CHARLES R. POWELL

                                              ----------------------------------



                                       D-1